SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                  FORM 8-K



                           Current Report Pursuant
                       to Section 13, or 15(d) of the
                       Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)    July 21, 1997
                                                       -------------------


                          IMSCO TECHNOLOGIES, INC.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)


                                  Delaware
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               (State or Other Jurisdiction of Incorporation)


               0-24520                               04-3021770
      ------------------------            ---------------------------------
      (Commission File Number)            (IRS Employer Identification No.)



40 Bayfield Drive, North Andover, Massachusetts         01845
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   (Address of Principal Executive Offices)          (Zip Code)


                               (508) 689-2080
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            (Registrant's Telephone Number, Including Area Code)


        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)




Item 5.  OTHER EVENTS
         ------------

      On July 11, 1997, Hughes, Edwards & Price, Inc. ("Hughes") notified Imsco Technologies, Inc. (the "Company") of its desire to terminate the Marketing Agreement ("Agreement") entered into with the Company on September 20, 1996, in order to pursue other opportunities such as restaurant management. Termination of the Agreement was brought about by mutual consent and is effective immediately. The Company is currently in discussions with Newco Enterprises ("Newco") about prospective terms and conditions for a new marketing agreement to market the Company's decaffeination technology and products to the institutional coffee maker marketplace in North America. Although Hughes was appointed the exclusive representative to market the Company's decaffeination technology and products to the institutional coffee maker marketplace, such as restaurants and hotels, in North America for a period of 3 years, Hughes had not yet sold any products for the Company.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IMSCO TECHNOLOGIES, INC.
                                       (Registrant)



                                  By:  /S/ Sol L. Berg
                                       ------------------------------------
                                       Sol L. Berg
                                       President, and
                                       Chief Executive Officer



Dated:  July 21, 1997